SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              OWENS & MINOR, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           [OWENS & MINOR, INC. LOGO]


                                   Notice of
                                      1998
                                 Annual Meeting
                                      and
                                Proxy Statement



            WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND
                  RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


                              Owens & Minor, Inc.
                                 4800 Cox Road
                        Glen Allen, Virginia 23060-6292

                                          [OWENS & MINOR, INC. LOGO]
                                           4800 Cox Road, Post Office
                                           Box 27626
                                           Glen Allen, Virginia
                                           23060-6292
                                           (804) 747-9794 FAX (804) 270-7281

March 13, 1998




Dear Shareholders:

     Please plan on attending the Annual Meeting of Shareholders of Owens & Minor, Inc. You will be the guests of honor. The meeting will be held on Tuesday, April 28, 1998 at 10:00 a.m. at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia. Morning refreshments will be served. Parking is available behind the building and at the adjacent Virginia Museum parking lot; directions are on the back of the Proxy Statement.

     The primary business of the meeting will be as follows: to elect four directors; to ratify the appointment of KPMG Peat Marwick LLP as independent auditors; to approve the proposed 1998 Stock Option and Incentive Plan; and to approve the proposed 1998 Directors' Compensation Plan. During the meeting I will also share with you my perspective on the state of the Company as well as our performance during 1997 and the first quarter of 1998. You will meet members of the Board of Directors as well as management. You will also be encouraged to ask questions on matters of importance to you and all shareholders. I sincerely hope you can come.

     Please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. All of us at Owens & Minor appreciate your continued interest in and support of the Company.


            Warm regards,

            /s/ G. GILMER MINOR, III
            -------------------------------
            G. GILMER MINOR, III
            Chairman, President and
            Chief Executive Officer


Proxy Statement
Table of Contents                                                               Page
---------------------------------------------------------------------------   --------
Notice of Meeting .........................................................       1
Voting Procedures .........................................................       2
Meetings and Committees of the Board of Directors .........................       3
Director Compensation .....................................................       3
Proposal 1 -- Election of Directors .......................................       4
 Nominees for Election to the Board of Directors ..........................       5
 Members of the Board of Directors Continuing in Office ...................       6
 Series B Preferred Stock Director ........................................       8
Proposal 2 -- Approval of Independent Auditors ............................       8
Proposal 3 -- Approval of Proposed Owens & Minor, Inc.
 1998 Stock Option and Incentive Plan .....................................       9
Proposal 4 -- Approval of Proposed Owens & Minor, Inc.
 1998 Directors' Compensation Plan ........................................      12
Stock Ownership Information ...............................................      15
 Compliance with Section 16(a) Reporting ..................................      15
 Stock Ownership Guidelines ...............................................      15
 Stock Ownership by Principal Shareholders and Management .................      16
Executive Compensation ....................................................      18
 Summary Compensation Table ...............................................      18
 1997 Option Grants .......................................................      19
 1997 Option Exercises and Year-End Option Values .........................      19
 Retirement Plans .........................................................      19
 Report of the Compensation & Benefits Committee ..........................      20
 Comparison of Five-Year Cumulative Total Return ..........................      23
 Executive Severance Agreements ...........................................      24
Other Information .........................................................      24
 Shareholder Proposals ....................................................      24
 Expenses of Solicitation .................................................      24
 Miscellaneous ............................................................      24

Annex A: Proposed Owens & Minor, Inc. 1998 Stock Option and Incentive Plan       A-1
Annex B: Proposed Owens & Minor, Inc. 1998 Directors' Compensation Plan ...      B-1

                            YOUR VOTE IS IMPORTANT

Whether or not you presently plan to attend the meeting in person, the Board of Directors urges you to sign and return the proxy in the enclosed envelope.

                           [OWENS & MINOR, INC. LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held Tuesday, April 28, 1998

TO THE SHAREHOLDERS OF OWENS & MINOR , INC.:


     You are hereby notified that the Annual Meeting of Shareholders of Owens & Minor, Inc., a Virginia corporation, will be held at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, on Tuesday, April 28, 1998 at 10:00 a.m.

     The purposes of the meeting are:

   1. To elect four directors to serve until the Annual Meeting of Shareholders in 2001 (Proposal 1);

   2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors (Proposal 2);


   3. To approve the proposed Owens & Minor, Inc. 1998 Stock Option and Incentive Plan (Proposal 3);


   4. To approve the proposed Owens & Minor, Inc. 1998 Directors' Compensation Plan (Proposal 4); and


   5. To transact such other business as may properly be brought before the meeting.


     The Board of Directors has fixed the close of business on March 3, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

     Your attention is directed to the attached Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

DREW ST. J. CARNEAL,
Secretary


Richmond, Virginia
March 13, 1998

                           [OWENS & MINOR, INC. LOGO]

Street Address                                          Mailing Address
4800 Cox Road                                           P.O. Box 27626
Glen Allen, Virginia 23060-6292                         Richmond, Virginia
                                                        23261-7626

                                PROXY STATEMENT
                        Annual Meeting of Shareholders
                         to be held on April 28, 1998

March 13, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Owens & Minor, Inc., a Virginia corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, on April 28, 1998 at 10:00 a.m., and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     This Proxy Statement and form of proxy is first being mailed to shareholders of the Company on or about March 13, 1998.


VOTING PROCEDURES
-----------------

     Only shareholders of record at the close of business on March 3, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of such record date, the Company had outstanding and entitled to vote 32,392,391 shares of Common Stock, $2.00 par value per share (the "Common Stock"), each of which is entitled to one vote, and 1,150,000 shares of Series B Cumulative Preferred Stock, $100 par value per share (the "Series B Preferred Stock"), each of which is entitled to 6.06 votes. The holder of the Series B Preferred Stock has agreed to vote its shares of Series B Preferred Stock with respect to each matter to be voted upon at the Annual Meeting in the same proportion as the votes cast on such matter by holders of the Common Stock (excluding certain holders of 5% or more of the Common Stock).

     All proxies received pursuant to this solicitation will be voted "for" the election of directors as set forth below and in favor of Proposals 2, 3 and 4 unless contrary instructions are given. Any person who has returned a proxy to the Company has the power to revoke it at any time before its exercise by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company prior to the commencement of the meeting or by voting in person at the meeting.

     The election of each nominee for director (Proposal 1) requires the affirmative vote of a plurality of the votes cast in the election of directors by the holders of the Common Stock and Series B Preferred Stock, voting together as a single class. Votes that are withheld and broker shares that are not voted in the election of directors will not be included in determining the number of votes cast. The approval of each of the 1998 Stock Option and Incentive Plan (Proposal 3) and the 1998 Directors' Compensation Plan (Proposal
4) requires the affirmative vote of a majority of shares of Common Stock and Series B Preferred Stock cast on each of the plans, voting together as a single class; provided that the total vote cast on each of the plans represents over 50% of all securities entitled to vote on the plans. Abstentions and broker shares that are not voted on Proposals 3 and 4 will not be included in determining the number of votes cast on Proposals 3 and 4.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------

     The Board of Directors held five meetings during 1997. All directors attended at least 75% of the total meetings of the Board of Directors and any Committees on which they serve. The Board has Executive, Audit, Compensation & Benefits, Governance & Nominating and Strategic Planning Committees.

     None of the members of the Audit Committee are employees of the Company or its subsidiaries. The function of the Audit Committee is to oversee the Company's financial reporting and internal control structure and to serve as a direct line of communication among the Company's independent auditors, the Company's Internal Audit Department and the Board of Directors. The Audit Committee met four times during the past year.

     None of the members of the Compensation & Benefits Committee (the "Compensation Committee") are employees of the Company or its subsidiaries. The function of the Compensation Committee is to recommend to the Board of Directors the salaries and compensation of the executive officers of the Company, and to make such other studies and recommendations concerning compensation and compensation policies as may be brought to their attention for consideration. The Compensation Committee administers the Savings & Protection Plan (the "401(k) Plan"), the Employee Stock Purchase Plan (the "Stock Purchase Plan"), the 1993 Stock Option Plan, the Supplemental Executive Retirement Plan and the Annual Incentive Plan for employees who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee met four times during the past year.

     The functions of the Governance & Nominating Committee (the "Governance Committee") are to make recommendations to the Board of Directors concerning the selection of candidates as nominees as Directors, and to advise on directorship practices and corporate governance matters. The Governance Committee will consider candidates recommended by shareholders entitled to vote for the election of directors. Notice of nominations made by shareholders with respect to the 1999 annual meeting must be received in writing by the Secretary of the Company no later than November 13, 1998 and must set forth (i) the name, age and address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number and class of capital shares of the Company beneficially owned by each such nominee, if any. The Governance Committee met four times during the past year.


DIRECTOR COMPENSATION
---------------------
     Cash Compensation. In 1997, each non-employee director was paid an annual retainer of $10,000 ($13,000 for committee chairpersons) plus $1,000 for each Board meeting attended, $1,000 for each meeting of the Board's committees attended and $500 for telephone conference meetings.

     Directors' Compensation Plan. The 1993 Directors' Compensation Plan (the "1993 Directors' Plan") provides for automatic, annual grants of options to purchase Common Stock. During 1997, each eligible director was granted options to purchase 2,532 shares of Common Stock at a per share exercise price of $13.00. In addition, pursuant to an amendment to the 1993 Directors' Plan approved in December 1996, each eligible director received during 1997 an award of Common Stock with a fair market value of $5,000. The 1993 Directors' Plan allows eligible directors to defer the receipt of all or part of their director fees. Amounts deferred are "invested" in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. There are two subaccounts into which directors may elect to defer their fees in integral multiples of 10%: (i) an account based upon the price of the Company's Common Stock, and (ii) an account based upon the current interest rate of the Company's fixed income fund in its 401(k) Plan, currently 5.15%. Subject to certain restrictions, a director will be permitted to take cash distributions in whole or in part from a deferred fee account either prior to or following the termination of his or her service as a director. The 1993 Directors' Plan also allows eligible directors to receive payment of all or part of their director fees in Common Stock rather than cash.

PROPOSAL 1. ELECTION OF DIRECTORS

     In January 1998, the Board of Directors adopted an amendment to the Company's bylaws increasing the number of directors from 9 to 10. The Board appointed Henry A. Berling, Executive Vice President, Partnership Development of the Company to fill the newly created position to serve until this Annual Meeting at which he is nominated for election. The Board will remain divided into three classes, with one class being elected every year for a term of three years. Four nominees are expected to be elected at this Annual Meeting to serve for a term of three years. All nominees are to serve until their successors are elected and have qualified. The remaining six directors will continue to serve as set forth below. Each of the nominees is currently a director of the Company and has agreed to serve if elected. Unless otherwise directed, a proxy will be voted for the four nominees shown below. If some unexpected occurrence should, in the judgment of the Board of Directors, make necessary the substitution of some other person for any of the nominees, the shares represented by proxies will be voted for such other person as the Board of Directors may select, or the Board of Directors may amend the Bylaws to reduce the number of directors to the total of the remaining nominees and any such substitute nominee or nominees in which case the shares represented by proxies shall be voted for the remaining nominees and any such substitute nominee or nominees. No proxy can be voted for more than four persons.

     The names and ages of the nominees and continuing directors, their principal occupation or employment during the past five years and other relevant data regarding them as of March 3, 1998, based on information received from the respective nominees and continuing directors, are set forth below. Each of the nominees and the directors has served continuously since the year he or she joined the Board of Directors.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For the Three-Year Term Expiring April 2001:



[PICTURE]          E. Morgan Massey, 71, is Chairman of Inter-American
                   Coal, N.V. and Chairman Emeritus of A.T. Massey Coal
                   Company, Inc., both coal companies. Mr. Massey has been a director since 1988 and is a member of the Compensation & Benefits, Governance & Nominating and
                   Strategic Planning Committees. Mr. Massey also serves as
                   Chairman of the Massey Cancer Center Advisory Board,
                   Richmond, Virginia, and as a member of the Board of the University of Virginia Engineering Foundation. He is also
                   Vice Chairman of the Marine Advisory Council of the
                   Virginia Institute for Marine Science.

[PICTURE]          James B. Farinholt, Jr., 63, is Executive Director of the
                   Virginia Biotechnology Research Park and Special
                   Assistant to the President of Virginia Commonwealth
                   University for Business Development, advising on campus expansion and commercialization of scientific discoveries.
                   From 1978 to 1995, Mr. Farinholt served as President of
                   Galleher & Company, Inc., an investment company, which he sold. Mr. Farinholt has been a director since 1974 and is Chairman of the Strategic Planning Committee and a member of the Audit and Executive Committees.

[PICTURE]          Anne Marie Whittemore, 52, is a partner in the law firm of
                   McGuire, Woods, Battle & Boothe, L.L.P. Mrs. Whittemore has been a director since 1991 and is Chairperson of the Governance & Nominating Committee and a member of the Executive and Compensation & Benefits Committees.
                   Mrs. Whittemore also serves on the Boards of Directors of USF&G Corporation, Fort James Corporation, T. Rowe
                   Price Associates, Inc. and Albemarle Corporation.

[PICTURE]          Henry A. Berling, 55, is Executive Vice President,
                   Partnership Development of the Company and has served in this position since 1995. From 1996 to 1998, Mr. Berling also served as the Company's Chief Sales Officer. Mr.
                   Berling served as Executive Vice President, Sales and
                   Customer Development from 1994 to 1995 and as Senior
                   Vice President, Sales and Marketing from 1992 to 1994. Mr.
                   Berling has been a director since January 1998 and is a member of the Executive and Strategic Planning
                   Committees.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Terms expiring April 2000:



[PICTURE]          Josiah Bunting, III, 57, is Superintendent of the Virginia
                   Military Institute, Lexington, Virginia. From 1987 to 1995 he served as Headmaster of The Lawrenceville School.
                   General Bunting has been a director since 1995 and is a member of the Audit and Strategic Planning
                   Committees.

[PICTURE]          James E. Ukrop, 60, is Vice Chairman and Chief
                   Executive Officer of Ukrop's Super Markets, Inc., a retail grocery chain. Mr. Ukrop has been a director since 1987 and is a member of the Compensation & Benefits and Strategic Planning Committees. Mr. Ukrop also serves on the Boards of Directors of Richfood Holdings, Inc.
                   and Legg Mason, Inc.

[PICTURE]          James E. Rogers, 52, is President of SCI Investors Inc,
                   a private equity investment firm. Mr. Rogers has been a director since 1991 and is Chairman of the Compensation & Benefits Committee and a member of the Executive and Strategic Planning Committees.
                   Mr. Rogers also serves on the Boards of Directors of Wellman, Inc. and Caraustar Industries, Inc.

Terms Expiring April 1999:



[PICTURE]          Vernard W. Henley, 68, is Chairman of the Board and
                   Chief Executive Officer of Consolidated Bank and Trust
                   Company, Richmond, Virginia. Mr. Henley has been a director since 1993 and is a member of the Audit, Governance & Nominating, and Compensation &
                   Benefits Committees.

[PICTURE]          G. Gilmer Minor, III, 57, is Chairman, President and
                   Chief Executive Officer of the Company. Mr. Minor has been a director since 1980 and is Chairman of the Executive Committee and a member of the Strategic
                   Planning Committee. Mr. Minor also serves on the Boards of Directors of Crestar Financial Corporation and
                   Richfood Holdings, Inc.

[PICTURE]          R.E. Cabell, Jr., Esq., 74, is retired (Of Counsel) from
                   the law firm of Williams, Mullen, Christian & Dobbins.
                   Mr. Cabell has been a director since 1962 and is Chairman of the Audit Committee and a member of the Executive Committee. Mr. Cabell also serves on the Board of Directors of The C.F. Sauer Company and is a
                   Trustee of Hampden-Sydney College.

SERIES B PREFERRED STOCK DIRECTOR

     Pursuant to the Company's Articles of Incorporation, the holders of the Series B Preferred Stock are entitled to elect one member of the Board of Directors of the Company for so long as any share of Series B Preferred Stock remains outstanding. Such director (the "Series B Director") is in addition to the number of Directors of the Company elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a single class. On April 29, 1997, the holder of the Series B Preferred Stock elected C.G. Grefenstette as the Series B Director, to serve until his successor is elected in 1998. It is anticipated that the holder of the Series B Preferred Stock will re-elect Mr. Grefenstette in 1998.



[PICTURE]          C.G. Grefenstette, 70, is Chairman of the Board of The
                   Hillman Company, a firm engaged in diversified
                   investments and operations. From 1994 to 1997,
                   Mr. Grefenstette served as Chairman of the Board and
                   Chief Executive Officer, and from 1989 to 1993, he
                   served as President and Chief Executive Officer of The
                   Hillman Company. Mr. Grefenstette also serves on the
                   Boards of Directors of The Hillman Company, The
                   Hillman Foundation, Inc., The Polk Foundation, Inc.,
                   Duquesne University and PNC Bank Corp.
                   Mr. Grefenstette has been a director of the Company
                   since 1994 and is a member of the Audit, Governance &
                   Nominating and Strategic Planning Committees.

PROPOSAL 2. APPROVAL OF INDEPENDENT AUDITORS
--------------------------------------------

     Action will be taken at the meeting to ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as the independent auditors of the Company. The Audit Committee and the Board of Directors recommend that the shareholders ratify their appointment. Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote such proxy for the ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

PROPOSAL 3. APPROVAL OF PROPOSED OWENS & MINOR, INC. 1998 STOCK OPTION


            AND INCENTIVE PLAN


     The Board of Directors proposes that the shareholders approve the Owens & Minor, Inc. 1998 Stock Option and Incentive Plan (the "1998 Option/Incentive Plan"), adopted by the Board on February 23, 1998, subject to the approval of the Company's shareholders.

     In 1993, the Board of Directors adopted, and the shareholders approved, the Owens & Minor, Inc. 1993 Stock Option Plan (the "1993 Option Plan"). The 1993 Option Plan expired in February 1998 and the Board wishes to replace it with the 1998 Option/Incentive Plan.

     The following paragraphs summarize the principal features of the 1998 Option/Incentive Plan. This summary is subject, in all respects, to the terms of the 1998 Option/Incentive Plan. A copy of the full text of the 1998 Option/Incentive Plan is included as Annex A to this Proxy Statement.


Summary of the 1998 Option/Incentive Plan

     Purposes. The Board believes that the 1998 Option/Incentive Plan will benefit the Company by assisting it in recruiting and retaining key employees by enabling them to participate in the future success of the Company and its related entities and associating their interests with those of the Company and its related entities.

     Administration. The Compensation Committee will administer the 1998 Option/Incentive Plan. The Compensation Committee may delegate its authority to administer the Option/Incentive Plan to one or more officers of the Company. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act ("Section 16"). As used in this summary, the term "Administrator" means the Compensation Committee and any delegate, as appropriate.

     Eligibility. Each employee of the Company or a related entity or a person who provides services to the Company or a related entity is eligible to participate in the 1998 Option/Incentive Plan. The Administrator will select the individuals who will participate in the 1998 Option/Incentive Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock appreciation rights ("SARs"), stock awards, incentive awards, or performance shares to Participants.

     Options. Options granted under the 1998 Option/Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the Common Stock on the date of grant. The Administrator cannot adjust or amend the exercise price of a previously granted option whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company's capitalization). The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. No individual may be awarded, in any calendar year, options covering more than 75,000 shares of Common Stock. On March 3, 1998, the market value of the Common Stock was $17.375 per share.

     SARs. SARs entitle the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, an amount determined by the Administrator and set forth in an agreement. In the absence of such a determination, the SAR holder will receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR or (ii) the initial value. The initial value of an SAR granted independently of an option is the fair market value of a share of Common Stock on the date of grant. The initial value of a Corresponding SAR (defined below) is the option price per share of the related option. The Administrator cannot adjust or amend the initial value of a previously granted SAR whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company's capitalization). The amount payable upon the exercise of an SAR may be paid in cash, Common Stock, or a combination of the two. No individual may be granted, in any calendar year, SARs with respect to more than 75,000 shares of Common Stock. SARs may be granted in relation to option grants ("Corresponding

SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender, unexercised, that portion of the stock option to which the Corresponding SAR relates and vice versa.

     Stock Awards. Participants also may be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant's rights in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company or a related entity for a specified period or that the Company, a related entity, or an operating unit achieve certain Performance Objectives (described below). If a Participant's rights in a stock award are restricted, the period during which the restriction applies cannot be less than one year. No individual may be granted, in any calendar year, stock awards covering more than 25,000 shares of Common Stock.

     Performance Shares. The 1998 Option/Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain requirements are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with the Company or a related entity for a specified period or that the Company, a related entity, or an operating unit achieve certain Performance Objectives (described below). The period in which any performance criteria must be satisfied cannot be less than one year. To the extent that performance shares are earned, the obligation may be settled in cash, by the grant of a stock award or by a combination of the two. No individual may be granted, in any calendar year, performance shares covering more than 25,000 shares of Common Stock.

     Incentive Awards. The 1998 Option/Incentive Plan also allows the Administrator to grant incentive awards. An incentive award entitles the Participant to receive a cash payment from the Company or one of its related entities. The Administrator will prescribe the requirements that must be satisfied before an incentive award is earned. The incentive award requirements may include, for example, a requirement that the Participant continue employment with the Company or a related entity for a specified period or that the Company, a related entity, or an operating unit achieve certain Performance Objectives (described below). The period in which any performance criteria must be satisfied cannot be less than one year. No individual may be granted, in any calendar year, incentive awards exceeding the lesser of 75% of the Participant's base salary or $500,000.

     Performance Objectives. The Administrator may condition grants and awards under the Plan on the achievement of objectives based on the Company, a related entity, or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Compensation Committee), (xiii) fair market value of the Common Stock, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ixx) safety, (xx) customer satisfaction, (xxi) total economic value added, or (xxii) peer group comparisons of any of the aforementioned objectives.

     Share Authorization. A maximum of 1,380,000 shares of Common Stock may be issued under the 1998 Option/Incentive Plan which, together with the proposed number of shares to be authorized under the 1998 Directors' Plan (defined below), is less than 5% of the Company's outstanding shares of Common Stock. No more than 460,000 of the shares that may be issued under the 1998 Option/Incentive Plan may be issued as stock awards and in settlement of performance share awards. The aggregate share limitation, the individual award limitations and the terms of outstanding awards shall be adjusted, as the Compensation Committee deems to be equitably required in the event of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar events.

     Expiration, Termination and Amendment. No option, SAR, stock award or incentive award may be granted and no performance shares may be awarded under the 1998 Option/Incentive Plan more than five years after the date it is approved by the Company's shareholders. The Board may sooner terminate the 1998 Option/Incentive Plan without further action by shareholders. The Board also may amend the

1998 Option/Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the 1998 Option/Incentive Plan or that changes the class of individuals who may be selected to participate in the 1998 Option/Incentive Plan will become effective until it is approved by shareholders.

     New Plan Benefits. Neither the number of individuals who will be selected to participate in the 1998 Option/Incentive Plan nor the type or size of awards that will be approved by the Administrator can be determined. The Company is also unable to determine the number of individuals who would have participated in the 1998 Option/Incentive Plan or the type or size of awards that would have been made under the 1998 Option/Incentive Plan had it been in effect in 1997.

     Change in Control. The 1998 Option/Incentive Plan provides that outstanding Options and SARs will become exercisable and outstanding stock awards will become transferable and nonforfeitable, in the event that, following a change in control (as defined in the 1998 Option/Incentive Plan),
(i) the Participant's employment is terminated without cause or following his or her refusal to move to another location, or (ii) there is a material reduction in the Participant's compensation or duties. In addition, each Performance Share will be earned in full and converted into a stock award which will become transferable and nonforfeitable as provided in the preceding sentence. The terms of the agreement between the Company and the Participant specifying the terms and conditions of Options and SARs granted or awards made under the 1998 Option/Incentive Plan may provide for earlier exercisability of Options and SARs and earlier nonforfeitability of stock awards upon a change in control.


Federal Income Tax Consequences

     The Company has been advised by counsel regarding the federal income tax consequences of the 1998 Option/Incentive Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The Participant generally must recognize ordinary income equal to any cash that is paid and the fair market value of any Common Stock that is received in settlement of an SAR.

     The Participant will recognize ordinary income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of ordinary income recognized by the Participant is equal to the fair market value of the Common Stock received on that date.

     The Participant will recognize ordinary income on account of the settlement of a performance share award. The Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

     The Participant will recognize ordinary income equal to the amount of any cash paid under an incentive award.

     The employer (either the Company or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR, the vesting of a stock award, the settlement of a performance share award, and the settlement of an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE OWENS & MINOR, INC. 1998 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 4. APPROVAL OF PROPOSED OWENS & MINOR, INC. 1998 DIRECTORS'


            COMPENSATION PLAN


     The Board of Directors proposes that the shareholders approve the Owens & Minor, Inc. 1998 Directors' Compensation Plan (the "1998 Directors' Plan"), adopted by the Board on February 23, 1998, subject to the approval of the Company's shareholders.

     In 1993, the Board of Directors adopted, and the shareholders approved, the 1993 Directors' Plan. The term of the 1993 Directors' Plan expires in April 1998 prior to the Annual Meeting, and the Board wishes to replace it with the 1998 Directors' Plan.

     The following paragraphs summarize the principal features of the 1998 Directors' Plan. This summary is subject, in all respects, to the terms of the 1998 Directors' Plan. A copy of the full text of the 1998 Directors' Plan is included as Annex B to this Proxy Statement.


Summary of the 1998 Directors' Plan

     General. The Board believes that the 1998 Directors' Plan will benefit the Company by assisting in the recruitment and retention of highly qualified non-employee Directors and associating the interests of non-employee Directors with those of the Company and its shareholders.

     The 1998 Directors' Plan consists of four programs. The Stock Option Program provides for automatic annual grants of options to purchase Common Stock. The Deferred Fee Program allows eligible Directors to defer the receipt of all or part of their retainer fees, meeting fees or both. The Stock Purchase Program allows eligible Directors to receive payment of all or part of their retainer fees, meeting fees, or both in the form of Common Stock rather than in cash. The Stock Award Program provides for grants of Common Stock to eligible Directors. Participation in the Deferred Fee Program and the Stock Purchase Program is voluntary.

     Administration. The Governance Committee will administer the 1998 Directors' Plan. The Governance Committee has the authority to make any determinations necessary or advisable for the administration of the 1998 Directors' Plan.

     Eligibility. No Director who is an employee or officer of the Company or one of its related entities will be eligible to participate in the 1998 Directors' Plan. The Company's Board of Directors currently consists of nine Directors who will participate in the 1998 Directors' Plan ("Participating Directors").

     Stock Option Program. Options granted under the Stock Option Program are nonstatutory stock options. A stock option entitles a Participating Director to purchase shares of Common Stock at the option price.

     Each year during the term of the Stock Option Program, each Participating Director will be granted an option to purchase 3,000 shares of Common Stock. Options will be granted on the date of the first meeting of the Board of Directors following the annual shareholders' meeting. The option price will equal the fair market value, as reported on the New York Stock Exchange, of the Common Stock on the date of grant. The Governance Committee cannot adjust or amend the exercise price of a previously granted option whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company's capitalization). The option price may be paid in cash, Common Stock or a combination of the two. On March 3, 1998, the market value of the Common Stock was $17.375 per share.

     Options granted under the Stock Option Program will be exercisable in whole or in part as of the date of grant. The maximum period in which an option may be exercised will be ten years from the date of grant. However, if a Participating Director ceases to be a Director, the option may be exercised for one year following the date that he or she ceased to be a Director or until the end of the option period, whichever is shorter. In the event of a Participating Director's death, the option may be exercised by the Participating Director's estate or by the person or entity who succeeds to the Participating Director's rights by will or the laws of descent and distribution for one year following the date the Participating Director ceased to be a Director or until the end of the option period, whichever is shorter.

     All options granted under the Stock Option Program will be evidenced by written agreements between the Participating Director and the Company.

     The maximum aggregate number of shares of Common Stock that may be issued upon the exercise of options or as Stock Awards (described hereafter) under the 1998 Directors' Plan is 220,000 shares which, together with the proposed number of shares to be authorized under the 1998 Option/Incentive Plan, is less than 5% of the Company's outstanding shares of Common Stock. This limitation, and the number of shares subject to outstanding options, will be adjusted, as the Governance Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

     The Company has been advised by counsel concerning the federal income tax consequences of the Stock Option Program. No income is recognized by a Participating Director at the time an option is granted under the Stock Option Program. The exercise of an option generally is a taxable event that requires the holder to recognize, as ordinary income, the difference between the option price and the shares' fair market value on the date of exercise.

     The Company will be entitled to claim a federal income tax deduction on account of the exercise of an option. The amount of the deduction is equal to the ordinary income recognized by the holder.

     Deferred Fee Program. The Deferred Fee Program allows a Participating Director to defer the receipt of all or part of his or her retainer fee, meeting fees or both. A Participating Director's deferral election relating to a retainer fee will be effective with respect to the portion of the retainer fee payable for calendar quarters following the election. A Participating Director's deferral election relating to a meeting fee will be effective with respect to the meeting fees payable in calendar months following the election.

     The Deferred Fee Program provides that each Participating Director may direct how his or her deferred fees will be "invested." The "investments" under the Deferred Fee Program will be bookkeeping accounts that measure earnings and losses based on the performance of a particular investment measure. The Deferred Fee Program will offer "investment choices" for determining such gains and losses on deferred amounts. The Deferred Fee Program provides that one of the investment choices will be a Common Stock Account. The Governance Committee will designate other investment choices, if any, that will be available under the Deferred Fee Program.

     In addition to the investment elections, a Participating Director will be permitted, subject to certain restrictions, (i) to increase or decrease the amount of his or her future fee deferrals, (ii) to change the allocation of deferrals among the "investment funds;" and (iii) to cease to defer fees.

     Subject to certain restrictions, including those under Section 16 of the Exchange Act, a Participating Director will be permitted to take cash distributions in whole or in part from the Deferred Fee Program either prior to or following the termination of his or her service as a Director. In addition, distributions from the Common Stock Account may be made in Common Stock and cash in lieu of a fractional share. A Participating Director may change the date and form of distribution with respect to fees that are payable following the new election.

     Stock Purchase Program. The Stock Purchase Program allows a Participating Director to receive payment of all or part of his or her retainer fee, meeting fees, or both (other than fees that are deferred under the Deferred Fee Program), in the form of Common Stock. The Stock Purchase Program does not increase the fees otherwise payable to non-employee Directors.

     Common Stock will be issued to each Director who participates in the Stock Purchase Program on the dates that his or her retainer fee and meeting fees are otherwise payable. The number of shares issued will be determined by dividing the portion of fees subject to the Participating Director's election by the fair market value of the Common Stock on the day preceding the date of payment. The value of a fractional share, and the remainder of the Director fees, will be paid in cash.

     Elections to purchase Common Stock under the Stock Purchase Program will be effective with respect to fees payable on and after the election date. A Participating Director will be permitted to (i) increase or decrease the fees that will be applied to purchase Common Stock and (ii) cease purchases of Common Stock.

     Stock Award Program. Under the Stock Award Program, each Participating Director will be awarded, on the date of the first meeting of the Board immediately following the annual meeting of the Company's shareholders, a number of whole shares of Common Stock having an aggregate fair market value equal to, or most nearly equal to, $10,000.

     Duration, Amendment and Termination. No options may be granted under the Stock Option Program and no awards may be made under the Stock Award Program after the fifth anniversary of the date the 1998 Directors' Plan is approved by the Company's shareholders. The Deferred Fee Program will terminate when all of the deferred fees and any earnings thereon have been distributed to Participants. No elections may be made under the Stock Purchase Program with respect to fees payable on or after the fifth anniversary of the date the 1998 Directors' Plan is approved by the Company's shareholders. The Board may sooner terminate the 1998 Directors' Plan without shareholder approval.

     The Board also may amend the 1998 Directors' Plan. However, no amendment will be effective without shareholder approval if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued in connection with the Stock Option Program and Stock Award Program or (ii) the amendment changes the class of individuals eligible to become Participating Directors.

     Benefits Table. The following table illustrates the benefits that would have been provided under the Stock Option and Stock Award Programs of the 1998 Directors' Plan if the plan had been in effect during 1997.


                               New Plan Benefits
                          Directors' Compensation Plan


Name and Position                                 Dollar Value ($)     Number of Units
----------------------------------------------   ------------------   ----------------
        CEO                                      $      0                   0
        Executive A                              $      0                   0
        Executive B                              $      0                   0
        Executive C                              $      0                   0
        Executive D                              $      0                   0
        Executive Group                          $      0                   0
        Non-Executive Director Group             $441,000(1)           33,921(2)
        Non-Executive Officer Employee Group     $      0                   0

     (1) This amount represents the fair market value of the Common Stock for which options would have been granted and which would have been subject to stock awards made to Directors who would have been eligible to participate in the 1998 Directors' Plan. Each eligible Director would have received an option for 3,000 shares of Common Stock (with a fair market value of $39,000 on April 29, 1997) with a corresponding option exercise price of $39,000. In addition, each Director would have received a stock award for 769 shares of Common Stock with a fair market value of $10,000 on April 29, 1997.

     (2) The number of units was determined by multiplying the sum of 3000 optioned shares and 769 shares by the number of Directors who would have been eligible to participate in the 1998 Directors' Plan on April 29, 1997.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE OWENS & MINOR, INC. 1998 DIRECTORS' COMPENSATION PLAN.

STOCK OWNERSHIP INFORMATION
---------------------------


Compliance With Section 16(a) Reporting

     The Company's directors, its executive officers, and any persons holding more than 10% of outstanding shares of Common Stock are required to file reports with the Securities and Exchange Commission ("SEC") concerning their initial ownership of Common Stock and any subsequent changes in that ownership. The Company believes that the filing requirements were satisfied in 1997, except that Josiah Bunting, III, a Director, Ann Greer Rector, Senior Vice President and Chief Financial Officer, and James L. Grigg, Senior Vice President, Supply Chain Management, each reported one transaction late. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of the Common Stock and copies of the reports that they have filed with the SEC.


Stock Ownership Guidelines

     The Board of Directors adopted a Management Equity Ownership Program in 1997 pursuant to which officers of the Company are expected, over a five-year period, to achieve the following levels of ownership of Common Stock:



                    Officer                       Value of Common Stock Owned
----------------------------------------------   ----------------------------
          Chief Executive Officer                     4.0 x Base Salary
          Executive Vice Presidents                   2.0 x Base Salary
          Senior Vice Presidents                      1.5 x Base Salary
          Vice Presidents, Group and Regional
           Vice Presidents                            1.0 x Base Salary

     In addition, the Board of Directors adopted a policy in 1997 that each director achieve over a five-year period a level of ownership in Common Stock at least five times the annual retainer fee (including cash retainer, the value of common stock granted as part of the annual retainer and any additional retainer received for serving as chairperson of a board committee).

Stock Ownership By Principal Shareholders and Management

     The following table sets forth as of March 3, 1998 the number of shares of Common Stock and Series B Preferred Stock beneficially owned by each director and nominee, the named executive officers in the Summary Compensation Table, all current executive officers and directors of the Company as a group, and all persons (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding Common Stock or Series B Preferred Stock.



                                                            Sole Voting                    Aggregate
Title                           Name of                   and Investment                   Percentage
of Class                   Beneficial Owner                  Power(1)         Other(2)       Owned
------------- ------------------------------------------ ---------------- --------------- -----------
Common        G. Gilmer Minor, III                             640,192       76,371            2.2%
              Henry A. Berling                                 383,358        8,457            1.2%
              Josiah Bunting, III                                5,549            0              *
              R. E. Cabell, Jr.                                 86,667        8,655              *
              James B. Farinholt, Jr.                           17,113            0              *
              C.G. Grefenstette                                  9,981     6,969,000 (3)      17.7%
              Vernard W. Henley                                 10,513          750              *
              E. Morgan Massey                                 207,110       23,000              *
              James E. Rogers                                   19,107            0              *
              James E. Ukrop                                    50,013            0              *
              Anne Marie Whittemore                             17,827          225              *
              Craig R. Smith                                   112,744           45              *
              Ann Greer Rector                                  25,535        1,786              *
              Drew St.J. Carneal                                77,709        2,013              *
              All Executive Officers and Directors as a
              group (28 persons)                             2,002,919    7,105,768           22.8%
              Wilmington Securities, Inc. (3)
              824 Market Street, Suite 900
              Wilmington, DE 19801                           6,969,000            0           17.7%
              Wellington Management Company, LLP (4)
              75 State Street
              Boston, MA 02109                                       0    2,049,400            6.3%
              Westport Asset Management, Inc. (5)
              253 Riverside Avenue
              Westport, CT 06880                                21,900    2,427,075            7.6%
              Valenzuela Capital Management, Inc. (6)
              1270 Avenue of the Americas, Suite 508
              New York, NY 10020                             2,532,300            0            7.8%
Series B
Preferred
Stock(7)(8)   Wilmington Securities, Inc. (3)
              824 Market Street, Suite 900
              Wilmington, DE 19801                           1,150,000            0          100.0%

     *Represents less than 1% of the total number of shares outstanding.

     (1) Includes 663,617 shares which certain officers and directors of the Company have the right to acquire through the exercise of stock options within 60 days following March 3, 1998. Stock options exercisable within 60 days of March 3, 1998 for each of the named executive officers in the Summary Compensation Table are as follows: Mr. Minor, 141,500; Mr. Smith, 85,750; Mr. Berling, 80,500; Mrs. Rector, 22,500; and Mr. Carneal, 46,500.

     (2) Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; (c) shares held by the 401(k) Plan; and (d) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

     (3) Wilmington Securities, Inc. ("Wilmington") owns 1,150,000 shares of Series B Preferred Stock which are convertible into approximately 6,969,000 shares of Common Stock. Wilmington acquired the 1,150,000 shares of Series B Preferred Stock in January 1996 from the former shareholders of Stuart Medical, Inc. Wilmington is a private investment company and an indirect wholly-owned subsidiary of The Hillman Company, a firm engaged in diversified investments and operations which is controlled by the Henry L. Hillman Trust U/A/T dated November 18, 1985 (the "Trust"). The trustees of the Trust are Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette (the "Trustees"). The Trustees share voting and investment power with respect to the shares held of record by Wilmington and may be deemed to be the beneficial owners of such shares.

     (4) The number of shares owned is as of January 14, 1998, as reported in the Schedule 13G filed by Wellington Management Company, LLP and received by the Company on or about February 16, 1998.

     (5) The number of shares owned is as of February 19, 1998, as reported in the Schedule 13G filed by Westport Asset Management, Inc. and received by the Company on or about February 23, 1998.

     (6) The number of shares owned is as of February 4, 1998, as reported on the Schedule 13G filed by Valenzuela Capital Management, Inc. and received by the Company on or about February 5, 1998.

     (7) The 1,150,000 shares of outstanding Series B Preferred Stock are convertible into approximately 6,969,000 shares of Common Stock and are owned by Wilmington. Wilmington has agreed that so long as it owns any shares of Series B Preferred Stock or owns at least 5% of the outstanding shares of Common Stock, it will vote such shares, with respect to each matter to be voted upon by the holder(s) of such shares, in the same proportion as the votes cast on such matter by all other holders of Common Stock (excluding certain holders of 5% or more of the Common Stock). Such voting agreement does not apply to certain matters including specified amendments to the Company's articles of incorporation or bylaws, the election of the Series B Director and certain matters specified by Virginia law.

     (8) None of the directors, or named executive officers in the Summary Compensation Table, other than Mr. Grefenstette, owns any Series B Preferred Stock.

EXECUTIVE COMPENSATION
----------------------

SUMMARY COMPENSATION TABLE

     The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers").

                                             Annual Compensation                 Long-Term Compensation (1)
                                   --------------------------------------- --------------------------------------
                                                                                    Awards
                                                                           ------------------------
                                                                 Other      Restricted  Securities       All
                                                                Annual        Stock     Underlying      Other
Name and                                                     Compensation     Awards      Options    Compensation
Principal Position           Year   Salary ($)   Bonus ($)      ($)(2)        ($)(3)      (#)(4)        ($)(5)
--------------------------- ------ ------------ ----------- -------------- ----------- ------------ -------------
G. Gilmer Minor, III        1997     $476,926    $110,000        --         $227,500      50,000       $35,921
 Chairman, President        1996      409,619           0        --                0      45,000        33,217
 & Chief Executive          1995      375,000           0        --                0           0        35,611
 Officer
Craig R. Smith              1997      262,062      64,974        --           47,380      20,000        17,978
 Executive Vice President   1996      231,620           0        --                0      20,000        15,563
 Chief Operating Officer    1995      203,091           0        --                0      30,000        15,366
Henry A. Berling            1997      256,369      60,996        --           68,289      25,000        20,706
 Executive Vice President   1996      223,789           0        --                0      15,000        15,133
 Partnership                1995      206,938           0        --                0           0        16,700
 Development
Ann Greer Rector (6)        1997      201,539      52,875        --           17,043      15,000         9,602
 Senior Vice President      1996      159,866           0        --                0      15,000         2,777
 Chief Financial Officer    1995       57,692      39,696        --                0      12,000             0
Drew St.J. Carneal          1997      178,800      41,860        --           37,765      15,000         4,791
 Senior Vice President      1996      167,633           0        --                0      15,000         2,894
 General Counsel &          1995      164,175           0        --                0           0         3,370
 Secretary

     (1) The Company has no Long-Term Incentive Plans as defined by Item 402(a)(7)(iii) of Regulation S-K.

     (2) None of the Named Executive Officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 1997, 1996 or 1995.

     (3) Of the total Restricted Stock awards for 1997, the following amounts were awarded to the Named Executive Officer for achieving his or her stock ownership requirement under the Management Equity Ownership Program: (i) Mr. Minor, $200,000; (ii) Mr. Smith, $31,136; (iii) Mr. Berling, $53,040; (iv) Mrs.
Rector, $3,824; and (v) Mr. Carneal, $27,300. Aggregate restricted stock holdings and values at December 31, 1997 for the Named Executive Officers are as follows: (i) Mr. Minor: 16,678 shares, $241,831; (ii) Mr. Smith: 3,354 shares, $48,633; (iii) Mr. Berling: 4,913 shares, $71,239; (iv) Mrs. Rector:
261 shares, $3,785; and (v) Mr. Carneal: 2,894 shares, $41,963. Dividends are paid on restricted stock at the same rate as all shareholders of record.

     (4) No SARs were granted in 1997, 1996 or 1995.

     (5) Includes in 1997 for (i) Mr. Minor: $4,750 company contributions to defined contribution plan, $720 company contributions to Stock Purchase Plan and $30,451 benefit attributable to company-owned life insurance policy; (ii) Mr. Smith: $4,750 company contributions to defined contribution plan, $225 company contributions to Stock Purchase Plan and $13,003 benefit attributable to company-owned life insurance policy; (iii) Mr. Berling: $4,750 company contributions to defined contribution plan and $15,956 benefit attributable to company-owned life insurance policy; (iv) Mrs. Rector: $4,071 company contributions to defined contribution plan, $555 company contributions to Stock Purchase Plan and $4,976 benefit attributable to company-owned life insurance policy; and (v) Mr. Carneal: $4,071 company contributions to defined contribution plan and $720 company contributions to Stock Purchase Plan.

     (6) Mrs. Rector was hired by the Company on August 8, 1995 as Vice President, Controller of the Company and was promoted to Senior Vice President, Chief Financial Officer in September 1996.


1997 OPTION GRANTS

     The following table contains information concerning the grant of options made during 1997 under the 1993 Option Plan to the Named Executive Officers. The Company granted no SARs during 1997.



                                                                                                 Grant
                                                                                                 Date
                                 Individual Grants(1)                                          Value(2)
---------------------------------------------------------------------------------------   ------------------
                           Number of
                          Securities        % of Total
                          Underlying     Options Granted     Exercise or
                            Options        to Employees      Base Price     Expiration        Grant Date
         Name               Granted       in Fiscal Year      ($/Share)        Date        Present Value ($)
----------------------   ------------   -----------------   ------------   ------------   ------------------
G. Gilmer Minor, III       50,000              10.12%        $  12.6875      4/15/07           $191,500
Craig R. Smith             20,000               4.05%           12.6875      4/15/07             76,600
Henry A. Berling           25,000               5.06%           12.6875      4/15/07             95,750
Ann Greer Rector           15,000               3.03%           12.6875      4/15/07             57,450
Drew St.J. Carneal         15,000               3.03%           12.6875      4/15/07             57,450

     (1) Options are exercisable beginning on the first anniversary of grant date, with 40% being exercisable at that time and an additional 30% and 30% becoming exercisable on the second and third anniversary of grant date, respectively.

     (2) Based upon Black Scholes option valuation model. Assumptions include a riskless rate of return of 5.62%, annual dividend yield of 1.42%, an average period outstanding of 4.1 years and expected volatility of approximately 24.58%.


1997 OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1997 and unexercised options held by them on December 31, 1997. There were no SARs exercised during 1997 or outstanding on December 31, 1997.



                                                             Number of              Value of
                                                             Securities            Unexercised
                                                             Underlying           In-the-Money
                                                            Unexercised            Options at
                              Shares                     Options at FY End           FY End
                             Acquired         Value         Exercisable/          Exercisable/
         Name             Upon Exercise     Realized       Unexercisable          Unexercisable
----------------------   ---------------   ----------   -------------------   --------------------
G. Gilmer Minor, III          67,500       $338,929      108,000 / 77,000     $ 12,375/$109,188
Craig R. Smith                28,875        148,553      73,250 / 41,000        87,316/  52,938
Henry A. Berling              11,250         70,082      66,000 / 34,000       137,258/  51,500
Ann Greer Rector                   0              0      14,400 / 27,600        31,950/  58,800
Drew St.J. Carneal            11,250         60,394      58,500 / 24,000       137,258/  33,375

RETIREMENT PLANS

     Pension Plan. The Company provides retirement benefits under a defined benefit pension plan (the "Pension Plan") to substantially all employees who had earned benefits as of December 31, 1996. Benefits under the Pension Plan are based upon both length of service and compensation and are determined under a formula based on an individual's earnings and years of credited service. Funding is determined on an actuarial basis. Effective December 31, 1996, participants in the Pension Plan ceased to accrue additional benefits; provided, however, that participants who have completed at least five years of service as of January 1, 1997 and whose age plus years of service equal at least 65 continue to earn an accrued benefit until the earlier of (i) December 31, 2001 or (ii) until retirement, death or termination of employment (with the exception of certain highly compensated employees if the Pension Plan does not meet certain coverage requirements of the Internal Revenue Code ("IRC")).

     The following table shows estimated annual benefits payable at normal retirement age of 65 years to persons with specified remuneration and years of service under the Pension Plan:



     Average                Average Straight Life Annuity Benefits Based
 Compensation(1)                    on Years of Credited Service
-----------------   ------------------------------------------------------------
                     15 yrs.     20 yrs.      25 yrs.      30 yrs.      35 yrs.
                    ---------   ---------   ----------   ----------   ----------
$     150,000       $25,343     $32,482     $39,621      $46,761      $53,900
      200,000        32,055      41,674      51,293       60,912       70,531
      250,000        36,265      48,364      60,462       72,561       84,660
      300,000        39,736      54,315      68,893       83,472       98,050
      350,000        43,208      60,266      77,325       94,383      111,441
      400,000        46,680      66,218      85,756      105,294      124,832
      450,000        50,151      72,169      94,187      116,205      125,000
      500,000        53,623      78,121     102,618      125,000      125,000

     (1) Average compensation represents compensation based upon a benefit formula applied to an employee's career average earnings, which approximates the amount of salary set forth in the Summary Compensation Table. The maximum amount of covered compensation is $160,000, or some other amount as may be determined by the Secretary of Treasury pursuant to IRC Section 401(a)(17).

     Benefits are computed on a straight-life annuity basis, and are not subject to offset for Social Security benefits or other amounts. The years of service credited for the Named Executive Officers under the Pension Plan are presently as follows: Mr. Minor, 34 years; Mr. Smith, 7 years; Mr. Berling, 31 years; Mrs. Rector, 0 years; and Mr. Carneal, 9 years.

     Supplemental Executive Retirement Plan. The Company provides supplemental retirement benefits to certain employees selected by the Compensation Committee under the Supplemental Executive Retirement Plan (the "SERP"). The SERP entitles participants to receive a specified percentage of the participant's average base monthly salary during the five years preceding his or her retirement (in the case of the Named Executive Officers, 65%) reduced by the benefit payable under the Pension Plan and Social Security. The estimated annual benefits payable under the SERP upon retirement at normal retirement age for the Named Executive Officers are: Mr. Minor, $190,684; Mr. Smith, $139,110; Mr. Berling, $95,786; Mrs. Rector, $100,476; and Mr. Carneal, $82,074. These benefits have been calculated assuming a frozen Pension Plan benefit at December 31, 1996, as discussed above.


REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

     The Compensation Committee is comprised of five outside directors who are not current or past employees of the Company. The primary functions of the Compensation Committee are to oversee the design and competitiveness of the Company's total compensation program, to evaluate the performance of the Company's senior executives and approve related compensation actions, and to administer the Company's SERP, 401(k) Plan, Stock Purchase Plan, 1993 Option Plan and Annual Incentive Plan for employees who are subject to Section 16 of the Exchange Act, in accordance with the terms of each respective plan. The Compensation Committee met four times during calendar year 1997.


Executive Compensation Philosophy

     With respect to executive compensation, the Compensation Committee's philosophy is to establish and maintain programs and practices that promote achievement of the Company's strategic objectives, provide rewards that reflect the Company's performance, and align executives' financial interests with those of shareholders. Compensation for executives is therefore based upon measures of the Company's financial performance and strategic results that are intended to lead to the creation of shareholder value. The Compensation Committee also strives to maintain market competitive compensation levels and therefore regularly evaluates executive compensation levels through comparisons against the peer companies reflected in the Performance Graph of this proxy statement, and other companies of similar size and operating characteristics. Base salary levels generally are targeted at competitive market averages for like experienced executives. Annual incentive compensation opportunities, when combined with base salaries, are intended to fully reach competitive average total cash compensation levels as warranted by the Company's and the individual officer's performance. This combination is intended to focus management on the annual and longer-term success of the Company. The Compensation Committee recognizes it may sometimes be necessary to sacrifice short-term financial performance to obtain longer-term business success. This belief leads the Compensation Committee to regularly monitor the balance between annual and longer-term rewards, and act as needed to encourage meaningful levels of share ownership among executives. During
1997, the Compensation Committee approved the Management Equity Ownership Program ("MEOP") for the Company's officers to further the alignment of executive and shareholder interests. The MEOP is described later in this report.

     Executive base salaries were adjusted in 1997 due to a need for more competitive pay levels and to be consistent with the Compensation Committee's compensation philosophy. The base salary for the CEO increased 18% over the 1996 level. Base salaries for the other Named Executive Officers increased an average of 11% over 1996 levels.


Committee Process and Annual Incentive Plan

     Early each year the Compensation Committee meets to review key aspects of the upcoming year's business plan and to establish Annual Incentive Plan goals for each corporate officer, including the Chief Executive Officer, executive and senior vice presidents, and vice presidents. Goals under this plan are weighted to reflect their importance and contribution to desired Company and shareholder outcomes. The 1997 Annual Incentive Plan goals for named executives were based on results in two areas: the Company's earnings per share achievement and pre-established personal performance objectives. These goals were weighted 80% based on EPS and 20% on personal performance for the Chief Executive Officer and each of the other Named Executive Officers. The Compensation Committee receives periodic updates during the year on business performance in relation to incentive plan goals, particularly with respect to senior executives. Discussions of management contribution and performance are the norm, not the exception, in Compensation Committee meetings.

     At the close of each year, the Compensation Committee meets to discuss financial and other performance compared to Annual Incentive Plan goals and longer-term strategic business goals. These longer-term business goals center around the Company's strategic objectives to remain customer oriented in everything it does and to actively evolve its business consistent with the service needs of customers and the Company's markets. In deciding the level of annual salary increases, incentive payments and granting of stock options, the Compensation Committee looks to the Chief Executive Officer for recommendations on senior executives and then meets privately, without the presence of management, including the Chief Executive Officer in relation to his own compensation, to determine compensation actions. The Compensation Committee's decision-making process is benefited by input from the Company's Human Resources Department, and periodically from outside advisors, to maintain the desired level of competitiveness and technically sound compensation and benefit programs.

     The Company's operating performance for 1997 showed improvement over 1996. Company performance in 1997 saw sales increase 3.2% to $3.1 billion and net income increase to $24.3 million from a 1996 net income of $13.0 million. Net income per common share was $0.60 versus $0.25 per share in 1996.

     The maximum cash award payable under the Company's Annual Incentive Plan to the Chief Executive Officer for full attainment of earnings per share and personal performance goals would be 50% of his base salary. An annual incentive cash award in the amount of $110,000, or 22% of base salary, was paid to the CEO for 1997 performance.

     Under the Company's Annual Incentive Plan, executives are also eligible to receive a bonus of Common Stock equivalent to an additional 25% of the cash incentive payment. The shares are restricted and vest provided the officer maintains a continuous employment relationship with the Company for the following three years. The restricted stock bonus for Named Executive Officers is dependent on performance against the same goals as for the Annual Incentive Plan. The Chief Executive Officer and other

Named Executive Officers each received a restricted stock bonus equal to 25% of the cash annual incentive award paid for 1997 performance. The value of restricted stock provided to the Chief Executive Officer was $27,500.


Long-Term Incentive Plan

     Each year the Compensation Committee considers the desirability of granting senior executives awards under the Company's stock option plan. The plan provides for the use of non-qualified stock options, incentive stock options, and stock appreciation rights. The Compensation Committee's decision to grant stock options is discretionary and largely determined by key financial performance measures and strategic accomplishments, though no specific performance targets are applied for this purpose. Option grant decisions may also be based upon outstanding individual performance, job promotions, and greater responsibility within the Company. Stock option levels are a component of competitive total compensation and include such considerations as salary grade levels, responsibility levels, and expectations of future impact on overall Company performance. The Compensation Committee believes stock option grants have historically been effective in helping to focus executives on enhancing long-term profitability and shareholder value. The Compensation Committee granted 50,000 stock options to the Chief Executive Officer in 1997 as a result of performance improvements over 1996, progress toward profitability enhancement initiatives and to encourage future growth in shareholder returns. Grants were also provided to the other Named Executive Officers. The Compensation Committee does not specifically consider the number of options currently held by an officer in determining current option grant levels.


Management Equity Ownership Program

     As stated earlier, the Compensation Committee approved the MEOP for members of the management team, including each of the Named Executive Officers. The MEOP is intended to strengthen the alignment of management and shareholder interests by creating meaningful levels of stock ownership by management. An ownership target has been determined for each level of the management team. These targets range from four times salary for the CEO to one times salary for Regional Vice Presidents. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the 401(k) Plan and Stock Purchase Plan, and restricted stock holdings. Participants are given a five year period to progress to the full target ownership amount with interim ownership requirements to meet each year. During the initial investment phase, a portion of the 1998 salary increase, if any, will be delivered in the form of restricted stock. Participants have the option to receive a portion of their annual cash incentive award in restricted stock to help meet their equity investment requirements. In addition, a 10% annual equity ownership dividend is paid on all Common Stock owned up to the participant's full target level. The dividend is paid in the form of restricted stock and will vest five years after grant if the desired ownership level is achieved and maintained. If a participant's ownership falls below the desired ownership level, a portion of his or her annual bonus and/or salary increase, if earned, will be paid in the form of restricted stock and dividend shares will be forfeited until the required ownership level is met.


Corporate Tax Considerations

     Congress passed a law effective in 1994, covered in IRC Section 162(m), that disallows corporate tax deductions for executive compensation in excess of $1 million for "proxy table" executives. This law does allow for certain exemptions to the deduction cap, including pay plans that depend on formulas rather than discretion and therefore are "performance-based."

     All current executive compensation is fully deductible. The Compensation Committee intends for the Company's pay plans and actions to be performance-based and therefore fully eligible for compensation expense deductions.

     The foregoing report has been furnished by Mrs. Whittemore and Messrs. Henley, Massey, Rogers (Chairman), and Ukrop.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


     The following performance graph compares the performance of the Common Stock to the S&P 500 Index and a Peer Group, which includes the Company and the companies listed below, for the Company's last five fiscal years. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

                        5-Year Total Shareholder Return

                                    [GRAPH]

                          Dec-92     Dec-93     Dec-94     Dec-95     Dec-96    Dec-97
Owens & Minor, Inc.        100        158        148        134        110        157
S&P 500                    100        110        112        153        189        252
Industry Peer Index        100        122        125        170        226        320

     The Peer Group selected for purposes of the above graph consists of companies engaged in the business of distribution, and includes Owens & Minor, Inc., Arrow Electronics Inc., Bergen Brunswig Corp., Bindley Western Industries, Cardinal Health, Inc., Hughes Supply Inc., Moore Medical Corp., Nash Finch Company, Richfood Holdings, Inc., United Stationers Inc., VWR Scientific Products Corp. and Rykoff-Sexton Inc. (which was acquired by JP Foodservice Inc. on December 23, 1997).

EXECUTIVE SEVERANCE AGREEMENTS

     In 1989, the Board authorized the Company to enter into Severance Agreements (the "Severance Agreements") with certain officers of the Company in order to encourage key management personnel to remain with the Company and to avoid distractions regarding potential or actual changes in control of the Company.

     The Severance Agreements include senior vice presidents and higher ranking corporate officers, including the Named Executive Officers, who have been employed by the Company for a period of at least one year and also vice presidents who have been employed by the Company for at least ten years and are approved for participation by the Compensation Committee.

     The Severance Agreements provide for the payment of a severance benefit if such participant's employment with the Company is terminated for any reason, other than as a consequence of death, disability, or normal retirement, within two years after a Change in Control of the Company (as defined in the Severance Agreements). The severance benefit is equal to 2.99 times the average of the participant's total annual compensation from the Company, including all bonuses, which was included in gross income for income tax purposes for the five calendar years preceding the Change in Control of the Company, provided, however, no payments will be made to participants which would be treated as an "excess parachute payment" under Section 280G of the IRC.

     Each Severance Agreement continues in effect through December 31, 1998, and unless notice is given to the contrary, the term is automatically extended for an additional year at the end of each year.


OTHER INFORMATION
-----------------


Shareholder Proposals

     Shareholders wishing to present proposals for action at the Company's Annual Meeting of Shareholders in 1999 must submit the proposals to the Company for inclusion in the Company's 1999 Proxy Statement not later than November 13, 1998 in writing at the address shown in the heading of this Proxy Statement.


Expenses of Solicitation

     The Company pays all costs of solicitation related to this proxy statement. The Company will reimburse brokers and other persons holding stock in their name as nominees for their expenses in obtaining authorization to execute proxies from their principals. Corporate Investor Communications, Inc. has been retained to aid in the solicitation of proxies by telephone or telegraph or by personal calls at an anticipated cost to the Company of $5,000 plus expenses.


Miscellaneous

     The Company does not know of any other matter to be presented for action by the shareholders at the meeting. If any other matter properly comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote thereon in their discretion.


March 13, 1998



BY ORDER OF THE BOARD OF DIRECTORS



DREW ST. J. CARNEAL,
Secretary

                                 Directions to
               Owens & Minor, Inc. Annual Meeting of Shareholders
                     Tuesday, April 28, 1998 -- 10:00 a.m.
                          Virginia Historical Society
                              428 North Boulevard
                               Richmond, Virginia

The Boulevard is Exit 78 on both I-64 and I-95:


        From Washington DC, follow I-95 South to the exit.
        From Petersburg, follow I-95 North.
        From Charlottesville, follow I-64 East.
        From Norfolk and the Airport, follow I-64 West.


Take the Boulevard south just past Kensington Avenue, turn right into the Virginia Historical Society. Parking is available behind the building and at the adjacent Virginia Museum parking lot.

                                                                 Annex A


                              OWENS & MINOR, INC.

                      1998 STOCK OPTION AND INCENTIVE PLAN

                              OWENS & MINOR, INC.

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I DEFINITIONS.......................................................A-4
         1.01. Administrator................................................A-4
         1.02. Agreement....................................................A-4
         1.03. Board........................................................A-4
         1.04. Change in Control............................................A-4
         1.05. Code.........................................................A-5
         1.06. Committee....................................................A-5
         1.07. Common Stock.................................................A-5
         1.08. Company......................................................A-5
         1.09. Control Change Date..........................................A-5
         1.10. Corresponding SAR............................................A-5
         1.11. Exchange Act.................................................A-5
         1.12. Fair Market Value............................................A-5
         1.13. Incentive Award..............................................A-5
         1.14. Initial Value................................................A-5
         1.15. Option.......................................................A-5
         1.16. Participant..................................................A-5
         1.17. Performance Shares...........................................A-6
         1.18. Plan.........................................................A-6
         1.19. Related Entity...............................................A-6
         1.20. SAR..........................................................A-6
         1.21. Stock Award..................................................A-6
         1.22. Ten Percent Shareholder......................................A-6

ARTICLE II PURPOSES.........................................................A-6
ARTICLE III ADMINISTRATION..................................................A-7
ARTICLE IV ELIGIBILITY......................................................A-7
         4.01. General......................................................A-7
         4.02. Grants.......................................................A-7

ARTICLE V STOCK SUBJECT TO PLAN.............................................A-8
         5.01. Shares Issued................................................A-8
         5.02. Aggregate Limit..............................................A-8
         5.03. Individual Limitations.......................................A-8
         5.04. Reallocation of Shares.......................................A-8

ARTICLE VI OPTIONS AND SARS.................................................A-9
         6.01. Awards.......................................................A-9
         6.02. Option Price.................................................A-9
         6.03. Maximum Option or SAR Period.................................A-9
         6.04. Nontransferability...........................................A-9
         6.05. Transferable Options and SARs................................A-9
         6.06. Exercise....................................................A-10
         6.07. Payment.....................................................A-10
         6.08. Determination of Payment of Cash and/or Common
                  Stock Upon Exercise of SAR...............................A-10
         6.09. Shareholder Rights..........................................A-10
         6.10. Change in Control...........................................A-10

ARTICLE VII STOCK AWARDS...................................................A-11
         7.01. Awards......................................................A-11
         7.02. Vesting.....................................................A-11
         7.03. Performance Objectives......................................A-11
         7.04. Change in Control...........................................A-11
         7.05. Shareholder Rights..........................................A-11

ARTICLE VIII PERFORMANCE SHARE AWARDS......................................A-12
         8.01. Award.......................................................A-12
         8.02. Earning the Award...........................................A-12
         8.03. Payment.....................................................A-12
         8.04. Change in Control...........................................A-12
         8.05. Shareholder Rights..........................................A-13

ARTICLE IX INCENTIVE AWARDS................................................A-13
         9.01. Awards......................................................A-13
         9.02. Terms and Conditions........................................A-13

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK...........................A-14
ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES...........A-14
ARTICLE XII GENERAL PROVISIONS.............................................A-14
         12.01. Effect on Employment or Service............................A-14
         12.02. Unfunded Plan..............................................A-15
         12.03. Disposition of Stock.......................................A-15
         12.04. Rules of Construction......................................A-15
         12.05. Employee Status............................................A-15
         12.06. Withholding Taxes..........................................A-15
         12.07. Certain Reduction of Parachute Payments....................A-15

ARTICLE XIII AMENDMENT.....................................................A-16
ARTICLE XIV DURATION OF PLAN...............................................A-16
ARTICLE XV EFFECTIVE DATE OF PLAN..........................................A-16

                              OWENS & MINOR, INC.
                      1998 STOCK OPTION AND INCENTIVE PLAN

                                    ARTICLE I
                                   DEFINITIONS

1.01.    ADMINISTRATOR
         Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02.    AGREEMENT
         Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Incentive Award, Option or SAR granted to such Participant.

1.03.    BOARD
         Board means the Board of Directors of the Company.

1.04.    CHANGE IN CONTROL
         Change in Control means:

         (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

         (b) During any period of two consecutive years (not including any period prior to the execution of this agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

         (c) The stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person"(as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

         (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

1.05.    CODE
         Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.    COMMITTEE
         Committee means the Compensation and Benefits Committee of the Board.

1.07.    COMMON STOCK
         Common Stock means the common stock of the Company.

1.08.    COMPANY
         Company means Owens & Minor, Inc.

1.09.    CONTROL CHANGE DATE
         Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.10.    CORRESPONDING SAR
         Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.    EXCHANGE ACT
         Exchange Act means the Securities Exchange Act of 1934, as amended.

1.12.    FAIR MARKET VALUE
         Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.13.    INCENTIVE AWARD
         Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity.

1.14.    INITIAL VALUE
         Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.15.    OPTION
         Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.16.    PARTICIPANT
         Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board, or an individual who provides services to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or a Stock Award, an Option, an SAR, or an Incentive Award or a combination thereof.

1.17.    PERFORMANCE SHARES
         Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant, or his or her estate or beneficiary in the event of the Participant's death, to receive cash or a Stock Award or a combination thereof.

1.18.    PLAN
         Plan means the Owens & Minor, Inc. 1998 Stock Option and Incentive
Plan.

1.19.    RELATED ENTITY
         Related Entity means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.20.    SAR
         SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.21.    STOCK AWARD
         Stock Award means Common Stock awarded to a Participant under Article VII or in accordance with an award of Performance Shares.

1.22.    TEN PERCENT SHAREHOLDER
         Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Related Entity. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II
                                    PURPOSES

         The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees by enabling such employees to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares, the grant of Stock Awards, SARs, the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III
                                 ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Award, or Performance Shares, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV
                                  ELIGIBILITY

4.01.    GENERAL.
         Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) or a person who provides services to the Company or a Related Entity (including a corporation that becomes a Related Company after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan.

4.02.    GRANTS.
         The Administrator will designate individuals to whom an award of Performance Shares are to be granted and to whom Stock Awards, Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Stock Awards, Options, SARs, and Incentive Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                    ARTICLE V
                              STOCK SUBJECT TO PLAN

5.01.    SHARES ISSUED.
         Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.    AGGREGATE LIMIT.
         The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 1,380,000 shares. Moreover, the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards is 460,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards shall be subject to adjustment as provided in Article X.

5.03.    INDIVIDUAL LIMITATIONS.
         Subject to the limitations set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) Options, covering more than 75,000 shares of Common Stock; (ii) SARs with respect to 75,000 shares of Common Stock; (iii) Stock Awards covering 25,000 shares of Common Stock; (iv) Performance Shares covering more than 25,000 shares of Common Stock; or (v) Incentive Awards exceeding the lesser of 75% of the Participant's base salary (prior to any salary reduction or deferral election) or $500,000. In applying the limitations of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. The limitations set forth in this
Section 5.03 shall be subject to adjustment as provided in Article X.

5.04.    REALLOCATION OF SHARES.
         If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the Performance Share Award or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Stock Award may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan.

                                   ARTICLE VI
                                OPTIONS AND SARS

6.01.    AWARDS.
         In accordance with Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom an Option, SAR or both is to be made and will specify the number of shares of Common Stock covered by such awards.

6.02.    OPTION PRICE.
         The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in
Article X, the Administrator may not adjust or amend the option price or Initial Value of a previously granted Option or SAR whether through amendment, cancellation, replacement grant or any other means.

6.03.    MAXIMUM OPTION OR SAR PERIOD.
         The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or a Corresponding SAR granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option or its Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04.    NONTRANSFERABILITY.
         Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.    TRANSFERABLE OPTIONS AND SARS.
         Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any transfer of an Option or SAR (by the Participant or his transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.

6.06.    EXERCISE.
         Subject to the provisions of this Plan, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07.    PAYMENT.
         Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the surrendered shares (on the day preceding the exercise date) must not be less than the Option price of the shares for which the Option is being exercised.

6.08.    DETERMINATION OF PAYMENT OF CASH AND/OR COMMON STOCK UPON EXERCISE OF
         SAR.
         At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09.    SHAREHOLDER RIGHTS.
         No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option or SAR until the date of exercise of such Option or SAR.

6.10.    CHANGE IN CONTROL.
         Section 6.06 to the contrary notwithstanding, after a Control Change Date each Option and SAR shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement. If not sooner exercisable under the terms of the applicable Agreement, a Participant's Option or SAR shall be fully exercisable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

                                  ARTICLE VII
                                  STOCK AWARDS

7.01.    AWARDS.
         In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. The limitation of Section 5.03 on the issuance of Stock Awards shall not limit the issuance of Stock Awards in settlement of Performance Share awards.

7.02.    VESTING.
         The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term. If a Stock Award is not nonforfeitable and transferable upon its grant, the period of restriction shall be at least three years, provided that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

7.03.    PERFORMANCE OBJECTIVES.
         In accordance with Section 7.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth,
(xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added, or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent the Committee certifies that such objectives have been achieved.

7.04.    CHANGE IN CONTROL.
         Sections 7.02 and 7.03 to the contrary notwithstanding, after a Control Change Date each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement. If not sooner transferable and nonforfeitable under the terms of the applicable Agreement, a Participant's interest in a Stock Award shall be transferable and nonforfeitable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

7.05.    SHAREHOLDER RIGHTS.
         Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

                                  ARTICLE VIII
                            PERFORMANCE SHARE AWARDS

8.01.    AWARD.
         In accordance with the provisions of Article IV and subject to the limitations set forth in paragraph 5.03, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

8.02.    EARNING THE AWARD
         The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the satisfaction of certain requirements. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives or goals. The period for determining whether such requirements are satisfied shall be at least three years; provided that the period shall be at least one year in the case of Performance Shares earned upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

8.03.    PAYMENT.
         In the discretion of the Administration, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

8.04.    CHANGE IN CONTROL.
         Section 8.02 to the contrary notwithstanding, after a Control Change Date each Performance Share shall be earned in its entirety and converted into a Stock Award in accordance with the terms of the applicable Agreement. If not sooner earned in accordance with the terms of the applicable Agreement, a Participant's interest in each Performance Share shall be earned and converted into a Stock Award (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity. Each such Stock Award issued under this Section 8.04 will be transferable and nonforfeitable

8.05.    SHAREHOLDER RIGHTS.
         No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 7.05.

                                   ARTICLE IX
                                INCENTIVE AWARDS

9.01.    AWARDS.
         The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator, subject to the limitations set forth in Section 5.03.

9.02.    TERMS AND CONDITIONS.
         The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company, a Related Entity, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year. The performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's
(i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth,
(xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

                                   ARTICLE X
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum number of shares as to which Options, SARs, Stock Awards and awards of Performance Shares may be granted under this Plan, the individual limitations set forth in Section 5.03, and the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, and Incentive Awards shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee is equitably required. Any determination made under this Article X by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards, and awards of Performance Shares may be granted, the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, or Incentive Awards, or the individual limitations set forth in Section 5.03.

         The Committee may make Stock Awards and may grant awards of Performance Shares, Options, and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this
Article X. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted awards of Performance Shares, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE XI
             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XII
                               GENERAL PROVISIONS

12.01.   EFFECT ON EMPLOYMENT OR SERVICE.
         Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

12.02.   UNFUNDED PLAN.
         The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03.   DISPOSITION OF STOCK.
         A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

12.04.   RULES OF CONSTRUCTION.
         Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.05.   EMPLOYEE STATUS.
         In the event that the terms of any award of Performance Shares, or Stock Award or Incentive Award or the grant of any Option or SAR provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

12.06.   WITHHOLDING TAXES.
         Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, an SAR or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, the Stock Award vests or the Performance Shares are earned, as applicable.

12.07.   CERTAIN REDUCTION OF PARACHUTE PAYMENTS
         Any benefit, payment, accelerated vesting or other right under this Plan may constitute a "parachute payment" (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In that event, the Company shall reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater "net after-tax amount" than such Participant would receive absent a reduction. For purposes of this Plan section, "net after tax amount" means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan Agreement. The determination of the net after tax amount shall be calculated by applying the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable at the top marginal rates, in effect for the year in which the determination is made. "Capped parachute payments" means the largest amount of parachute payments that may be paid without liability under Code section 4999.

                                  ARTICLE XIII
                                   AMENDMENT

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or under any Stock Award, Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XIV
                                DURATION OF PLAN

         No Performance Shares may be awarded and no Stock Award, Option, SAR or Incentive Award may be granted under this Plan more than five years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XV. Performance Shares awarded, and Stock Awards, Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XV
                             EFFECTIVE DATE OF PLAN

         Performance Shares may be awarded and Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no award of Performance Shares, Option or SAR will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption. Stock Awards may be granted under this Plan upon its approval by shareholders in accordance with the preceding sentence.

                                                                     Annex B


                               OWENS & MINOR, INC.

                        1998 DIRECTORS' COMPENSATION PLAN

                                TABLE OF CONTENTS
                                                              Page
ARTICLE I DEFINITIONS..........................................B-4
         1.01. Account.........................................B-4
         1.02. Agreement.......................................B-4
         1.03. Allocation Date.................................B-4
         1.04. Beneficiary.....................................B-4
         1.05. Board...........................................B-4
         1.06. Code............................................B-4
         1.07. Committee.......................................B-4
         1.08. Common Stock....................................B-5
         1.09. Common Stock Account............................B-5
         1.10. Company.........................................B-5
         1.11. Compensation....................................B-5
         1.12. Deferred Amount.................................B-5
         1.13. Deferred Fee Program............................B-5
         1.14. Disability......................................B-5
         1.15. Distribution Date...............................B-5
         1.16. Election Date...................................B-5
         1.17. Election Form...................................B-5
         1.18. Extraordinary Distribution Request Date.........B-5
         1.19. Extraordinary Distribution Request Form.........B-5
         1.20. Fair Market Value...............................B-5
         1.21. Meeting Fees....................................B-5
         1.22. Option..........................................B-5
         1.23. Participant.....................................B-6
         1.24. Plan............................................B-6
         1.25. Retainer Fee....................................B-6
         1.26. Stock Award.....................................B-6
         1.27. Stock Award Program.............................B-6
         1.28. Stock Option Program............................B-6
         1.29. Stock Purchase Program..........................B-6
         1.30. Stock Purchase Election.........................B-6
         1.31. Stock Purchase Election Form....................B-6

ARTICLE II ADMINISTRATION......................................B-6
ARTICLE III STOCK OPTION PROGRAM...............................B-6
         3.01. Option Grants...................................B-6
         3.02. Option Price....................................B-7
         3.03. Maximum Option Period...........................B-7
         3.04. Exercise........................................B-7
         3.05. Payment of Option Price.........................B-7
         3.06. Stock Subject to Options........................B-7
         3.07. Transferable Options............................B-7

ARTICLE IV DEFERRED FEE PROGRAM................................B-7
         4.01. Deferral Elections..............................B-7
         4.02. Deferral Election Modifications.................B-8
         4.03. Cessation of Deferrals..........................B-8
         4.04. Beneficiary Election Modification...............B-8
         4.05. Investments.....................................B-8
         4.06. Investment Directions...........................B-8
         4.07. New Investment Directions.......................B-9
         4.08. Investment Transfers............................B-9
         4.09. Distribution Elections..........................B-9
         4.10. Modified Distribution Elections.................B-9
         4.11. Extraordinary Distributions.....................B-9

ARTICLE V STOCK PURCHASE PROGRAM..............................B-10
         5.01. Common Stock Purchase..........................B-10
         5.02. Stock Purchase Election Modification...........B-10
         5.03. Issuance of Common Stock.......................B-10

ARTICLE VI STOCK AWARD PROGRAM................................B-10
         6.01. Awards.........................................B-10
         6.02. Vesting........................................B-11
         6.03. Transferability................................B-11

ARTICLE VII SHAREHOLDER RIGHTS................................B-11
ARTICLE VIII ADJUSTMENT UPON CHANGE IN COMMON STOCK...........B-11
ARTICLE IX COMPLIANCE WITH LAW, ETC...........................B-11
ARTICLE X GENERAL PROVISIONS..................................B-11
         10.01. Unfunded Plan.................................B-11
         10.02. Rules of Construction.........................B-12
         10.03. Nontransferability............................B-12

ARTICLE XI AMENDMENT AND TERMINATION..........................B-12
ARTICLE XII DURATION OF PLAN..................................B-12
ARTICLE XIII EFFECTIVE DATE OF PLAN...........................B-12

                                  INTRODUCTION

         The Owens & Minor, Inc. 1998 Directors' Compensation Plan (the Plan) was adopted by the Board of Directors on February 23, 1998, subject to the approval of the Plan by the Company's shareholders. The Plan is an amendment and restatement of the Directors' Compensation Plan that was adopted by the Board of Directors on February 25, 1993, and approved by the Company's shareholders on April 27, 1993. Four programs comprise the Plan: the Stock Option Program, the Deferred Fee Program, the Stock Purchase Program; and the Stock Award Program.

         The Stock Option Program provides for the automatic grant of Options to purchase Common Stock. Options are granted on an annual basis and are subject to the terms and conditions prescribed by the Plan. Participation in the Stock Option Program is automatic.

         The Deferred Fee Program allows Participants to defer the receipt of all or part of their Retainer Fee, Meeting Fees or both in accordance with Revenue Ruling 71-419, 1971-2 C.B. 220. Participation in the Deferred Fee Program is voluntary.

         The Stock Purchase Program allows Participants to receive all or part of their Retainer Fee, Meeting Fees or both (to the extent such amounts are not deferred under the Deferred Fee Program), in the form of Common Stock. Participation in the Stock Purchase Program is voluntary.

         The Stock Award Program provides for grants of common stock of the Company to Participants. Stock is awarded on the first meeting of the Board following the annual meeting of the Company's Shareholders.
Participation in the Stock Award Program is automatic.

         The Plan is intended to assist the Company in promoting a greater identity of interest between Participants and the Company and its shareholders. The Plan is also intended to assist the Company in attracting and retaining non-employee Directors by affording them an opportunity to share in the future success of the Company.

                                    ARTICLE I
                                   DEFINITIONS

1.01.    Account
         Account means an unfunded deferred compensation account established by the Company pursuant to the Deferred Fee Program, consisting of one or more Subaccounts established in accordance with Section 4.05.

1.02.    Agreement
         Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03.    Allocation Date
         Allocation Date means any date on which an amount representing all or a part of a Participant's Compensation is to be credited to his or her Account pursuant to an effective deferral election. The Allocation Date for the Retainer Fee shall be the first day of each calendar quarter and for Meeting Fees shall be the first day of the month following the date the meeting is held.

1.04.    Beneficiary
         Beneficiary means any person or entity designated as such in a current Election Form. If there is no valid designation or if no designated Beneficiary survives the Participant, the Beneficiary is the Participant's estate.

1.05.    Board
         Board means the Board of Directors of the Company.

1.06.    Code
         Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.    Committee
         Committee means the Governance and Nominating Committee of the Board.

1.08.    Common Stock
         Common Stock means the Common Stock of the Company.

1.09.    Common Stock Account
         Common Stock Account means the Subaccount whose value shall be based on the value of units representing shares of Common Stock and dividend equivalents.

1.10.    Company
         Company means Owens & Minor, Inc.

1.11.    Compensation
         Compensation means the sum of the Retainer Fee and the Meeting Fees payable by the Company to each Participant, including any additional amount paid to a chairman of a committee for additional services.

1.12.    Deferred Amount
         Deferred Amount means the amount (determined as a percentage of the Retainer Fee and the Meeting Fees) subject to a current deferral election.

1.13.    Deferred Fee Program
         Deferred Fee Program means the provisions of the Plan that permit Participants to defer all or part of their Compensation.

1.14.    Disability
         Disability means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

1.15.    Distribution Date
         Distribution Date means the date designated by a Participant or Retired Participant in accordance with Sections 4.10 and 4.11 for the commencement of payment of amounts credited to his or her Account.

1.16.    Election Date
         Election Date means the date an Election Form is received by the Secretary of the Company.

1.17.    Election Form
         Election Form means a valid Deferred Fee Program initial Election Form or modified Election Form (in the forms approved by the Committee) properly completed and signed.

1.18.    Extraordinary Distribution Request Date
         Extraordinary Distribution Request Date means the date an Extraordinary Distribution Request Form is received by the Secretary of the Company.

1.19.    Extraordinary Distribution Request Form
         Extraordinary Distribution Request Form means the Deferred Fee Program Extraordinary Distribution Request Form (in the form approved by the Committee) properly completed and executed by a Participant or Beneficiary who wishes to request an extraordinary distribution of amounts credited to his or her Account in accordance with Section 4.12.

1.20.    Fair Market Value
         Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported in the Wall Street Journal.

1.21.    Meeting Fees
         Meeting Fees means the portion of a Participant's Compensation that is based upon his or her attendance at Board meetings and meetings of committees of the Board.

1.22.    Option
         Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.23.    Participant
         Participant means a member of the Board who is not then an employee or officer of the Company. For purposes of the Deferred Fee Program only, a Participant shall also include a person who ceases to be a member of the Board as long as an Account is being maintained for his or her benefit.

1.24.    Plan
         Plan means the Owens & Minor, Inc. 1998 Director's Compensation Plan.

1.25.    Retainer Fee
         Retainer Fee means the portion of a Participant's Compensation that is fixed and paid without regard to his or her attendance at meetings.

1.26.    Stock Award
         Stock Award means an award of Common Stock in accordance with Article VI of this Plan.

1.27.    Stock Award Program
         Stock Award Program means the provisions of the Plan relating to Stock Awards.

1.28.    Stock Option Program
         Stock Option Program means the provisions of the Plan relating to Options.

1.29.    Stock Purchase Program
         Stock Purchase Program means the provisions of the Plan that permit Participants to purchase Common Stock with all or part of their Compensation.

1.30.    Stock Purchase Election
         Stock Purchase Election means a Participant's election to receive all or part of his or her Compensation in the form of Common Stock in accordance with the Stock Purchase Program.

1.31.    Stock Purchase Election Form
         Stock Purchase Election Form means a valid initial Stock Purchase Program election form or a modified Stock Purchase Program election form (in the forms approved by the Committee) properly completed and signed.

                                   ARTICLE II
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall grant Options in accordance with the Plan and upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements and to approve the other forms that are appropriate for use in conjunction with the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan shall be paid by the Company.

                                   ARTICLE III
                              STOCK OPTION PROGRAM

3.01.    Option Grants
         During the term of the Plan and subject to the limitation set forth in
Section 3.07, each Participant will be granted an Option for 3,000 shares of Common Stock at the first meeting of the Board following each annual meeting of the Company's shareholders during the term of this Plan. All Options granted under this Plan will be evidenced by Agreements which shall be subject to the applicable provisions of the Plan.

3.02.    Option Price
         The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is granted. Except as provided in Article VIII, the Committee may not adjust or amend the option price of a previously granted Option whether through amendment, cancellation, replacement grant or any other means.

3.03.    Maximum Option Period
         The maximum period in which an Option may be exercised shall be ten years from the date of grant; provided, however, that if the Participant ceases to be a member of the Board, the Option may be exercised for one year following the date he or she ceases to be a member of the Board, or until the expiration of the Option period, whichever is shorter. In the event of the Participant's death prior to the termination of his or her rights under the Option, the Option may be exercised by the Participant's estate or by such person or persons who succeed to Participant's rights by will or the laws of descent and distribution for one year following the date that the Participant ceased to be a member of the Board or until the expiration of the Option period, whichever is shorter.

3.04.    Exercise
         Subject to the provisions of Section 3.03 and Article VIII, an Option may be exercised in whole at any time or in part from time to time on and after the date of grant. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. 3.05. Payment of Option Price
         Payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee or by surrendering shares of Common Stock to the Company. The total amount of cash or cash equivalent paid and the Fair Market Value (determined as of the day preceding the date of exercise) of any Common Stock surrendered shall not be less than the aggregate option price for the number of shares for which the option is being exercised.

3.06.    Stock Subject to Options
         Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares from its authorized but unissued Common Stock. The number of shares of Common Stock that may be issued pursuant to the exercise of Options or as Stock Awards under this Plan shall not in the aggregate exceed 220,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article VIII. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options and Stock Awards to be granted under this Plan.

3.07.    Transferable Options
         Section 10.03 to the contrary notwithstanding, an Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

                                   ARTICLE IV
                              DEFERRED FEE PROGRAM

4.01.    Deferral Elections
         (a) A Participant may make a Deferral Election with respect to all or a part of his or her Compensation to be earned and payable thereafter by completing and executing an Election Form and submitting it to the Secretary of the Company. A deferral election relating to a Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the Retainer Fee. A deferral election relating to Meeting Fees shall be in integral multiples of twenty-five percent (25%) of each Meeting Fee.

         (b) In accordance with the terms of the Plan, the Participant shall indicate on the Election Form: (i) the percentage of the Retainer Fee and the percentage of the Meeting Fee that he or she wishes to defer; (ii) the Distribution Date; (iii) whether distributions are to be in a lump sum, in installments or a combination thereof; (iv) the Participant's Beneficiary or Beneficiaries; and (v) the subaccounts to which the Deferred Amount is to be allocated.

         (c) A deferral election shall become effective with respect to a Participant's Retainer Fee accruing on and after the first day of the calendar quarter following the Election Date. A deferral election shall become effective with respect to a Participant's Meeting Fees accruing on and after the first day of the calendar month following the Election Date. A deferral election shall remain in effect with respect to all future Compensation until a new deferral election made by the Participant in accordance with Section 4.02 or Section 4.03 becomes effective.

4.02.    Deferral Election Modifications
         A Participant may modify his or her deferral election with respect to Compensation to be earned and payable thereafter by completing and executing a new Election Form and submitting it to the Secretary of the Company. An election to increase the amount of future Compensation to be deferred shall become effective with respect to a Participant's Retainer Fee accruing on and after the first day of the calendar quarter following the Election Date. An election to increase the amount of future Compensation deferred shall become effective with respect to a Participant's Meeting Fees accruing on and after the first day of the calendar month following the Election Date. Subject to Section 4.03, an election to decrease the amount of future Compensation to be deferred shall become effective with respect to Compensation accruing on and after the later of
(i) January 1 of the year following the Election Date or (ii) the first day of the second calendar quarter following the Election Date. Any amount credited to a Participant's Account prior to such effective date will continue to be subject to the provisions of the Participant's last valid Election Form.

4.03.    Cessation of Deferrals
         A Participant may cease to defer future Compensation by completing and executing a new Election Form, and submitting it to the Secretary of the Company. An election by a Participant to cease deferrals in the Deferred Fee Program shall become effective with respect to Compensation accruing on or after the later of (i) January 1 of the year following the Election Date or (ii) the first day of the second calendar quarter following the Election Date. Any amounts credited to a Participant's Account prior to such effective date will continue to be subject to the provisions of the Participant's last valid Election Form.

4.04.    Beneficiary Election Modification
         A Participant shall be permitted at any time to modify his or her Beneficiary designation, effective as of the Election Date, by completing and executing a new Election Form and submitting it to the Secretary of the Company.

4.05.    Investments
         (a) The Company shall establish an Account (for bookkeeping purposes only), for each Participant and for each Beneficiary to whom installment distributions are being made. On each Allocation Date, the Company shall allocate to each Participant's Account an amount equal to his Deferred Amount.

         (b) The Company shall establish within each Account one or more Subaccounts, which shall be credited with earnings and charged with losses, if any. One Subaccount shall be the Common Stock Account. The other Subaccounts, if any, shall be designated by the Committee from time to time.

         (c) Subject to the provisions of Sections 4.06 and 4.07, on each Allocation Date, each Participant's Subaccount shall be credited with an amount equal to the Deferred Amount designated by the Participant for allocation to such Subaccounts. Each Subaccount shall be credited with earnings and charged with losses as if the amounts allocated thereto actually had been invested in the investment designated as that subaccount.

4.06.    Investment Directions
         In connection with his or her initial deferral election, each Participant shall make an investment direction on his or her Election Form with respect to the portion of such Participant's Deferred Amount that is to be allocated to each Subaccount of the Participant's Account. Any apportionment of

Deferred Amounts (and of increases or decreases in Deferred Amounts) among the Subaccounts shall be in integral multiples of ten percent (10%). An investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date. All investment directions shall remain in effect with respect to all future Deferred Amounts until a new investment direction made by the Participant in accordance with Section 4.07 becomes effective.

4.07.    New Investment Directions
         A Participant may make a new investment direction with respect to his or her Deferred Amount only by completing and executing a new Election Form and submitting it to the Secretary of the Company. A new investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date.

4.08.    Investment Transfers
         A Participant or a Beneficiary (after the death of the Participant) may transfer to one or more different Subaccounts all or a part (in integral multiples of ten percent (10%)) of the amounts credited to a Subaccount by completing and executing a transfer form and submitting it to the Secretary of the Company. Any transfer of amounts among the Subaccounts shall become effective on the first day of the calendar month following the transfer Election Date.

4.09.    Distribution Elections
         (a) Each Participant shall designate on his or her Election Form one of the following dates as a Distribution Date with respect to amounts credited to his or her Account thereafter: (i) the first day of the calendar month following the date of the Participant's death; (ii) the first day of the calendar month following the date of the Participant's Disability; (iii) the first day of the calendar month following the date of termination of the Participant's service as a member of the Board; (iv) the first day of a calendar month specified by the Participant which is at least six months after the Election Date; or (v) the earliest to occur of (i), (ii), (iii) or (iv). A Distribution Date election shall become effective on the Election Date.

         (b) A Participant may request on his or her Election Form that distributions from his or her Account be made in (i) a lump sum, (ii) no more than one-hundred eighty (180) monthly, sixty (60) quarterly or fifteen (15) annual installments or (iii) a combination of (i) and (ii). Each installment shall be determined by dividing the Account balance by the number of remaining installments. If a Participant receives a distribution from a Subaccount on an installment basis, amounts remaining in such Subaccount before payment shall continue to accrue earnings and incur losses in accordance with the terms of
Section 4.05. Except as stated in Section 4.09(c), all distributions shall be made to the Participant.

         (c) If the Distribution Date is the first day of the month following the Participant's death or a fixed date which in fact occurs after the Participant's death or if at the time of death the Participant was receiving distributions in installments, the balance remaining in the Participant's Account shall be payable to his or her Beneficiaries as set forth on the Participant's current Election Form or Forms. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Account of the Beneficiary shall be payable to his or her estate in a lump sum.

         (d) All distributions shall be paid in cash and, except as provided in Section 4.12, shall be deemed to have been made from each Subaccount pro rata. Notwithstanding the preceding sentence, if the Plan is approved by the Company's shareholders as provided in Article XIII, a Participant or Beneficiary may elect to receive a distribution from the Common Stock Account in whole shares of Common Stock and cash in lieu of a fractional share.

4.10.    Modified Distribution Elections
         A Participant may modify his or her election as to the Distribution Date and form of distribution with respect to Compensation to be earned and payable thereafter by completing and executing a new Election Form and submitting it to the Secretary of the Company. Any new Distribution Date or form of distribution election shall become effective on the Election Date.

4.11.    Extraordinary Distributions
         (a) Notwithstanding the foregoing, a Participant or Beneficiary
(after the death of the Participant) may request an extraordinary distribution of all or part of the amount credited to his or her Account on account of hardship. A distribution shall be deemed to be "on account of hardship" if such distribution is necessary to alleviate or satisfy an immediate and heavy financial need of the Participant or Beneficiary (after the death of the Participant).

         (b) A request for an extraordinary distribution shall be made by completing and executing an Extraordinary Distribution Request Form and submitting it to the Secretary of the Company. All extraordinary distributions shall be subject to approval by the Committee. The Extraordinary Distribution Request Form shall indicate: (i) the amount to be distributed from the Account;
(ii) the Subaccount(s) from which the distribution is to be made; and (iii) the "hardship" requiring the distribution. The amount of any extraordinary distribution shall not exceed the lesser of the amount determined by the Committee to be required to meet the immediate financial need of the applicant or the amount credited to the Participant's Account.

         (c) An extraordinary distribution shall be made with respect to amounts credited to any of the Subaccounts, if the recipient is not then subject to Section 16 of the Exchange Act, on the first day of the calendar month next following approval of the extraordinary distribution request by the Committee. An extraordinary distribution requested by a Participant who is then subject to
Section 16 of the Exchange Act shall commence with respect to amounts credited to the Common Stock Account on the first day of the calendar month that is at least six months following the Participant's most recent "opposite way" discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3).

                                    ARTICLE V
                             STOCK PURCHASE PROGRAM

5.01.    Common Stock Purchase
         (a)......A Participant may make a Stock Purchase Election with respect to all or part of his or her Compensation to be earned and payable thereafter (other than Compensation that is deferred under Article IV), by completing and executing a Stock Purchase Election Form and submitting it to the Secretary of the Company.

         (b)......A Stock Purchase Election relating to the Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the Retainer Fee. A Stock Purchase Election relating to Meeting Fees shall be in integral multiples of twenty-five percent (25%) of each Meeting Fee. The Participant shall indicate on the Stock Purchase Election Form whether the Common Stock issued under this
Article V shall be registered in the name of the Participant or in the joint names of the Participant and his or her spouse. A Stock Purchase Election Form shall remain in effect with respect to all future Compensation until a new Stock Purchase Election made by the participant in accordance with Section 5.02 becomes effective.

5.02.    Stock Purchase Election Modification
         A Participant may modify his or her Stock Purchase Election to increase or decrease the amount of Compensation that will be applied to the purchase of Common Stock under this Article V or to cease purchases of Common Stock under this Article V. The new Stock Purchase Election shall be effective with respect to Compensation payable on and after the first day of the month specified by the Participant.

5.03.    Issuance of Common Stock
         Common Stock purchased under this Article V shall be issued as of the date that the Retainer Fee or Meeting Fee or both, as applicable, would have been payable but for the Participant's Stock Purchase Election. The number of shares issuable shall be determined by dividing the amount of Retainer Fee or Meeting Fee otherwise payable on that date by the Fair Market Value of the Common Stock on the day preceding the date described in the preceding sentence. A fractional share of Common Stock shall not be issued but instead the Participant shall receive a cash payment of the Compensation that cannot be applied to purchase a whole share.

                                   ARTICLE VI
                               STOCK AWARD PROGRAM

6.01.    Awards
         Beginning in 1998 and during the term of this Plan, on the date of each meeting of the Board immediately following the annual meeting of the Company's shareholders, each Participant shall be awarded a number of whole shares of Common Stock having an aggregate Fair Market Value equal to, or most nearly equal to, $10,000.

6.02.    Vesting
         All of the shares of Common Stock issued under this Article VI shall be immediately and fully vested.

6.03.    Transferability
         All of the shares of Common Stock issued under this Article VI shall be immediately transferable, subject only to restrictions imposed by federal and state securities and other laws.

                                   ARTICLE VII
                               SHAREHOLDER RIGHTS

         No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date that he or she exercises such Option. No Participant shall have any rights as a shareholder with respect to his or her participation in the Deferred Fee Program unless and until the Participant receives a distribution of Common Stock from his or her Common Stock Account. No Participant shall have any rights as a shareholder with respect to his or her participation in the Stock Purchase Program until the date for the issuance of shares as provided in Section 5.03. No Participant shall have any rights as a Shareholder with respect to his or her participation in the Stock Award Program until the date a Stock Award is made as provided in Section 6.01.

                                  ARTICLE VIII
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum number of shares as to which Options may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Options and the records of the Company Stock Account shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article VIII by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Options or the records of the Company Stock Account.

                                   ARTICLE IX
                            COMPLIANCE WITH LAW, ETC.

         No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock purchased under Article V, awarded under Article VI, or for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.01.   Unfunded Plan
         The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under, or participation in, this Plan. Any liability of the Company to any person with respect to any grant under, or participation in, this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.02.   Rules of Construction
         Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The use of the singular includes the plural and the reference to one gender includes the other. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

10.03.   Nontransferability
         Except as provided in Section 3.07, a Participant may not transfer or assign any rights that he or she has under this Plan other than by will or the laws of descent and distribution. Except as provided in Section 3.07, during the lifetime of the Participant, his or her Option may be exercised only by the Participant. No right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant or Beneficiary.

                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Option, the Deferred Fee Program or the Stock Purchase Program as in effect at the time such amendment is made.

                                   ARTICLE XII
                                DURATION OF PLAN

         No Option may be granted under this Plan more than five years after the date that the Plan is approved by shareholders as provided in Article XIII. Options granted before that date shall remain valid in accordance with their terms. The Deferred Fee Program shall remain in effect until all Participants' Accounts have been distributed in full, unless sooner terminated by the Board. No Stock Purchase Election shall be made with respect to Compensation payable more than five years after the date the Plan is approved by shareholders as provided in Article XIII; provided, however, that the Board may sooner terminate the Stock Purchase Program. No awards may be made under the Stock Award Program more than five years after the Plan is approved by shareholders as provide in
Article XIII; provided, however, that the Board may sooner terminate the Stock Award Program.

                                  ARTICLE XIII
                             EFFECTIVE DATE OF PLAN

         The Deferred Fee Program will be effective upon its adoption by the Board of Directors. The Stock Option Program, the Stock Purchase Program and the Stock Award Program will be effective on the date that this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy.

                              OWENS & MINOR, INC.

                                     PROXY

   Solicited by the Board of Directors for the Annual Meeting of Shareholders

        The undersigned hereby appoints Messrs. Josiah Bunting, III, James
E. Ukrop and James E. Rogers (and if the undersigned is a proxy, the substitute proxy) and each of them with power of substitution, the proxies of the undersigned to vote all shares held of record on March 3, 1998 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Shareholders of Owens & Minor, Inc., to be held on April 28, 1998 at 10:00 A.M. at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, and any adjournments or postponements thereof.

        The undersigned directs said proxies to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

        This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

                     (Continued and to be dated and signed on the reverse side.)

                                                      OWENS & MINOR, INC.
                                                      P.O. BOX 11421
                                                      NEW YORK, N.Y. 10203-0421

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors  FOR all nominees [ ]   WITHHOLD AUTHORITY to  [ ]     FOR ALL EXCEPT  [ ]
                                                 vote for all nominees          nominee(s) marked
                                                                                in space below

For a term of three years: E. Morgan Massey, James B. Farinholt, Jr., Anne Marie Whittemore and Henry A. Berling.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" box and write the nominee's(s) name(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

-------------------------------------------------------------------------------

2. Ratification of appointment of KPMG Peat Marwick LLP as independent auditors.

   FOR  [ ]   AGAINST [ ]   ABSTAIN [ ]

3. Approval of Owens & Minor, Inc. 1998 Stock Option and Incentive Plan.

   FOR  [ ]   AGAINST [ ]   ABSTAIN [ ]

4. Approval of Owens & Minor, Inc. 1998 Directors' Compensation Plan.

   FOR  [ ]   AGAINST [ ]   ABSTAIN [ ]

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                Change of Address and or Comments Mark Here [ ]

                                Please sign exactly as your name appears herein. Attorneys-in-fact, executors, administrators, trustees and guardians should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

                                Dated: _________________________________ , 1998

                                _______________________________________________
                                                   Signature

                                _______________________________________________
                                                   Signature

                           Votes must be indicated (x) in Black or Blue ink. [ ]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)